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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in Amendment No. 2 to the Registration Statement No. 333-26843 of Coinstar, Inc. on Form S-1 of our report dated February 14, 1997 (May 28, 1997, as to Notes 1, 2 and 9), appearing in the Prospectus, which is part of this Registration Statement, as amended. We also consent to the reference to our Firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Seattle, Washington
June 20, 1997